UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2013

MOMENTIVE SPECIALTY CHEMICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)
On March 4, 2013, the Compensation Committee of the Board of Managers of Momentive Performance Materials Holdings LLC approved (i) an amendment to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan”) to increase the number of Reserved Units under the Plan to 20,800,000 and (ii) new forms of award agreements for unit option awards and restricted deferred unit awards granted under the Plan.  The amendment to the Plan is filed hereto as Exhibit 10.1 and the new forms of award agreements are filed hereto as Exhibits 10.2 and 10.3.  Our directors, executive officers and selected key members of management are eligible to participate in the Plan.
Item 9.01        Financial Statements and Exhibits

(d)    Exhibits

Exhibit 10.1	Amendment No. 1 to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan

Exhibit 10.2	Form of Restricted Deferred Unit Agreement of Momentive Performance Materials Holdings LLC

Exhibit 10.3	Form of Unit Option Agreement of Momentive Performance Materials Holdings LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date:	March 5, 2013	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan
10.2	Form of Restricted Deferred Unit Agreement of Momentive Performance Materials Holdings LLC
10.3	Form of Unit Option Agreement of Momentive Performance Materials Holdings LLC